Exhibit 99.1

For Immediate Release

RADIOSHACK ANNOUNCES SUCCESSFUL

COMPLETION OF $325 MILLION SENIOR NOTES ISSUANCE

FORT WORTH, Texas, May 3, 2011 — RadioShack Corp. (NYSE: RSH) announced today that it has completed the issuance of $325 million aggregate principal amount of its 6.750% Senior Notes due 2019 (the “Notes”) in a private placement. The Notes will pay interest semi-annually at a rate of 6.750% per annum and are unsecured obligations of RadioShack.

Interest expense associated with the Notes is expected to total approximately $15.2 million ($9.3 million after tax or $0.09 per diluted share) in 2011. In March, the Company redeemed its $307 million, 7.375% notes that would have matured on May 15, 2011. The Company’s full-year 2011 diluted EPS guidance included in the Company’s first-quarter earnings press release attached to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on April 25, 2011, did not include interest expense associated with the Notes.

The Notes were issued within the United States only to qualified institutional buyers pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not represent an offer to sell nor the solicitation of an offer to buy the Notes or any other securities, and no offer, solicitation or sale will be made in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of an offering memorandum.

Forward-Looking Statements

This press release contains or may contain forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environment and RadioShack’s performance. Factors that could significantly change results include, but are not limited to, the underperformance or loss of certain of our important vendors, difficulties associated with opening and profitably operating our new wireless kiosks in Target stores, a breach or termination by one of our wireless carrier partners of its agreement with us, overall sales performance, economic conditions, product demand, expense levels, competitive activity, interest rates, changes in RadioShack’s financial condition, availability of products and services and other risks associated with RadioShack’s vendors and service providers, the regulatory environment and factors affecting the retail category in general. Additional information regarding these and other factors is included in RadioShack’s filings with the

SEC, including its most recent Annual Report on Form 10-K filed on Feb. 22, 2011 and its Quarterly Report on Form 10-Q filed on April 25, 2011.

About RadioShack Corporation

RadioShack is a leading national retailer of innovative mobile technology products and services, as well as products related to personal and home technology and power supply needs. The Shack® offers consumers a targeted assortment of wireless phones and other electronic products and services from leading national brands, exclusive private brands and major wireless carriers, all within a comfortable and convenient shopping environment. RadioShack employs approximately 35,000 people globally, including a team of friendly and helpful sales experts who are recognized for delivering the best customer service in the wireless industry. RadioShack’s retail network includes approximately 4,675 company-operated stores in the United States and Mexico, more than 1,300 wireless phone kiosks in the United States, and approximately 1,175 dealer outlets worldwide. RadioShack® and The Shack® are registered trademarks licensed by RadioShack Corporation.

RSH: Financial

Analysts and investors contact:

Molly R. Salky, vice president of investor relations

817.415.3189 or molly.salky@radioshack.com

Members of the media contact:

Media relations

817.415.3300 or media.relations@radioshack.com

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